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                                                                      Exhibit 23




                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915
and 333-68919) of Orleans Homebuilders, Inc. and its subsidiaries of our report dated August 28, 2000 relating to the financial statements of Parker & Lancaster Corporation, which appears in this Form 8-K/A of Orleans Homebuilders, Inc.



L. P. Martin & Company, P. C.
Certified Public Accountants
Glen Allen, Virginia

December 18, 2000